Exhibit 99.1

NEWS RELEASE

Investor	John Penshorn	Brett Manderfeld
Contacts:	952-936-7214	952-936-7216

Media:	Don Nathan
952-936-1885

(For Immediate Release)

UNITEDHEALTH GROUP REVISES 2008 FINANCIAL OUTLOOK

•	Second Quarter 2008 Adjusted Earnings Estimated in the Range of $0.64 to $0.66 Per Share[1]

•	Forecasts Full Year 2008 Adjusted Net Earnings in the Range of $2.95 to $3.05 Per Share[1]

MINNEAPOLIS (July 2, 2008) – UnitedHealth Group (NYSE: UNH) announced today a revision in its outlook for 2008, following an assessment of preliminary second quarter 2008 results and recent business trends. The Company now expects full year 2008 adjusted earnings per share in the range of $2.95 to $3.051 on revenues in the $81 billion range, with adjusted earnings from operations of approximately $6.5 billion1 and cash flows from operations approaching $5 billion1, prior to consideration of cash payments for litigation settlements, for which the timing for a portion of the payment is uncertain. UnitedHealth Group had previously projected $3.55 to $3.60 per share in earnings, with cash flows from operations of $5.7 billion to $6.0 billion. The Company will provide a full report on its results and outlook at the time of its second quarter 2008 earnings release, which has been scheduled for Tuesday, July 22, 2008.

“During the second quarter, our risk-based businesses produced a lower level of gross margin than expected, and we also experienced a continuation of the pressures we saw in the first quarter” stated Stephen J. Hemsley, chief executive officer. “We are continuing to take the aggressive specific steps necessary to improve our operating performance, as well as to better position our organization for sustained future growth. We believe the initiatives we have underway will yield these results.”

[1]

Certain second quarter and full year 2008 numbers have been adjusted to exclude a pre-tax charge of $899 million ($0.46 per share after tax) for settlement of two class action lawsuits related to the Company’s historical stock option practices, $40 million pre-tax in operating costs for employee severance ($0.02 per share after tax) related to operating cost reduction initiatives and a $185 million pre-tax reduction in second quarter operating costs ($0.09 per share after tax) for proceeds from the sale of certain assets and membership in the Individual Medicare Advantage business in Nevada in May 2008. Such adjusted numbers are non-GAAP financial measures. Further explanation of these non-GAAP measures and reconciliations to the comparable GAAP measures are included in an attached reconciliation schedule.

Gross margin pressures continue to be concentrated in certain of the Company’s health benefits businesses. UnitedHealthcare is experiencing greater-than-expected pressure on premium yields, due to an intensely competitive commercial business environment. Efforts to improve premium yields have resulted in a continuing reduction in risk-based business during 2008, which is a contributing factor to the reduced earnings outlook. Within the Company’s seniors business there is a decrease in the projected gross margin, including gross margin directly related to 2008 benefit levels for Part D prescription drug offerings and for Special Needs Plans serving seniors with chronic conditions.

Among the specific steps to improve performance over the balance of 2008 and into 2009 are revised benefit designs for Special Needs Plans and Part D, changes in commercial market approaches related to underwriting and pricing, and a renewed focus on sales processes, care management and stakeholder relationships at the local market level. The Company is also streamlining enterprise functions in the areas of technology and operations, network management and clinical operations to improve their alignment within the benefits businesses and to enhance their effectiveness and cost efficiency. These and other operating cost actions are also expected to reduce current run-rate operating costs in 2009.

The commercial medical cost trend remains within its previously projected range of 7.5% plus or minus 50 basis points for 2008. UnitedHealth Group projects a full year 2008 consolidated medical care ratio in the range of 82.5 percent, plus or minus 50 basis points, with a UnitedHealthcare commercial medical care ratio in the range of 83.3 percent, plus or minus 50 basis points. This compares with respective previous estimates of 81.3 percent and 82.3 percent, plus or minus 50 basis points.

Conference Call

UnitedHealth Group management will hold a conference call to discuss its financial outlook with investors and analysts at 8:45 a.m. Eastern time this morning. Information about this call is as follows.

United States/Canada Dial In: 800-515-2563

International Dial In: 706-679-5262

Passcode: No passcode is required.

UnitedHealth Group will also host a webcast of this conference call from the Investors page of the Company’s Web site (www.unitedhealthgroup.com). The webcast replay of the call will be available on the same site through July 11, 2008. The conference call replay can also be accessed by dialing 1-800-642-1687, conference ID# 53976934.

About UnitedHealth Group

UnitedHealth Group is a diversified health and well-being company dedicated to making health care work better. Headquartered in Minneapolis, Minn., UnitedHealth Group offers a broad spectrum of products and services through six operating businesses: UnitedHealthcare, Ovations, AmeriChoice, OptumHealth, Ingenix, and Prescription Solutions. Through its family of businesses, UnitedHealth Group serves approximately 70 million individuals nationwide.

Forward Looking Statements

This press release may contain statements, estimates, projections, guidance or outlook that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “will” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and uncertainties and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. Some factors that could cause results to differ materially from the forward-looking statements include: the potential consequences of the findings announced on October 15, 2006 of the investigation by an Independent Committee of directors of our historical stock option practices; the consequences of the restatement of our previous financial statements, related governmental reviews, including a formal investigation by the Securities and Exchange Commission, and review by the Internal Revenue Service, U.S. Congressional committees, U.S. Attorney for the Southern District of New York and Minnesota Attorney General, a related review by the Special Litigation Committee of the Company, and related shareholder derivative actions, including obtaining court approval of the settlement agreements between the Company and certain named defendants and the dismissal of the derivative claims against all named defendants, shareholder demands, and purported securities and Employee Retirement Income Security Act (ERISA) class actions, including the completion of final documentation relating to the settlement of the securities and ERISA class actions, obtaining approval of the proposed settlement of the securities class action by the boards of directors of the California Public Employees’ Retirement System and the Company, and obtaining court approval of the proposed settlement of the securities and ERISA class actions, the resolution of matters currently subject to an injunction issued by the United States District Court for the District of Minnesota, a purported notice of acceleration with respect to certain of the Company’s debt securities based upon an alleged event of default under the indenture governing such securities, and recent management and director changes, and the potential impact of each of these matters on our business, credit ratings and debt; increases in health care costs that are higher than we anticipated in establishing our premium rates, including increased consumption of or costs of medical services; heightened competition as a result of new entrants into our market, and consolidation of health care companies and suppliers; events that may negatively affect our contracts with AARP; uncertainties regarding changes in Medicare, including coordination of information systems and accuracy of certain assumptions; funding risks with respect to revenues received from Medicare and Medicaid programs; failure to achieve business growth targets, including membership and enrollment; increases in costs and other liabilities associated with increased litigation, legislative activity and government regulation and review of our industry; our ability to execute contracts on competitive terms with physicians, hospitals and other service professionals; regulatory and other risks associated with the pharmacy benefits management industry; failure to maintain effective and efficient information systems, which could result in the loss of existing customers, difficulties in attracting new customers, difficulties in determining medical costs estimates and appropriate pricing, customer and physician and health care professional disputes, regulatory violations, increases in operating costs, or other adverse consequences; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and intangible assets recorded for businesses that we acquire; potential noncompliance by our business associates with patient privacy data; misappropriation of our proprietary technology; failure to complete or receive anticipated benefits of acquisitions; change in debt to total capital ratio that is lower or higher than we anticipated; and the potential consequences of the New York Attorney General’s investigation into our provider reimbursement practices.

This list of important factors is not intended to be exhaustive. A further list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including the cautionary statements in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements.

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UNITEDHEALTH GROUP

Reconciliation of Non-GAAP Financial Measures

2008 Forecasted Operating Results

(unaudited)

Year Ending December 31, 2008
GAAP Earnings from Operations	approximately $5,750 million
Proposed Options Related Class-Action Litigation Settlements	899 million
Severance Costs	40 million
Gain from Sale of Medicare Advantage Members in Nevada	(185) million

Earnings from Operations Excluding Special Items	approximately $6,500 million

Year Ending December 31, 2008
GAAP Cash Flows from Operations	approaching $4.4 billion
Payments (net of tax) for Proposed Options Related Class-Action Litigation Settlements (assumes payment of 100% of settlement amounts in 2008)	approximately $0.6 billion

Cash Flows from Operations, excluding cash payments for litigation settlements	approaching $5.0 billion

	Quarter Ended June 30, 2008	Year Ending December 31, 2008
GAAP Diluted Net Earnings per Common Share	$0.25 to $0.27	$2.56 to $2.66
Proposed Options Related Class-Action Litigation Settlements	0.46	0.46
Severance Costs	0.02	0.02
Gain from Sale of Medicare Advantage Members in Nevada	(0.09)	(0.09)

Diluted Net Earnings per Common Share Excluding Special Items	$0.64 to $0.66	$2.95 to $3.05

Management believes that excluding the impact of these items improves the comparability of the Company’s results between periods.